Exhibit 31.3

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO RULES 13A-14(A)

AND 15D-14(A) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Robert Dolski, certify that:

1.	I have reviewed this Amendment No. 1 to Form 10-K amending the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 of Checkmate Pharmaceuticals, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2022	/s/ Robert Dolski
Robert Dolski
Chief Financial Officer
(Principal Financial and Accounting Officer)